BANK OF LANCASTER

                        1994 INCENTIVE STOCK OPTION PLAN

         The Bank of Lancaster, a Virginia banking corporation (the "Bank"), hereby adopts the following as its 1994 Incentive Stock Option Plan (the `Plan):

         1. Purpose. The purpose of the Plan is to provide added incentive for high levels of performance by selected key officers and employees of the Bank. The Plan is intended to provide a financial reward by means of ownership of Bank stock for those employees who achieve specified goals, which in turn are likely to enhance the value of the Bank's stock for the benefit of stockholders. The availability of incentive stock options is expected to increase the ability of the Bank to attract and retain individuals of exceptional skill upon whom, in large measure, the sustained progress, growth and profitability of the Bank depend. It is intended that incentive stock options granted under this Plan shall conform to the requirements of Section 422 of the Internal Revenue Code of 1986 as amended from time to time (the "`Code"). The proceeds received by the Bank from the sale of common stock pursuant to this Plan will be used for general corporate purposes of the Bank.

         2. Stock Subject to the Plan. The maximum numbers of shares of common stock which may be issued pursuant to the exercise of options granted under the Plan shall not exceed, in the aggregate, 37,500 shares, except as may be adjusted pursuant to Paragraph 8. To the extent that options granted under the Plan terminate or expire without having been exercised, new options may be granted with respect to the shares covered by the terminated or expired options. Upon the exercise of any option, the Bank shall deliver authorized and unissued shares of its common stock. There shall be reserved at all times for the Plan a number of shares of authorized but unissued common stock equal to the maximum number of shares which may be purchased pursuant to all options which have been or may be granted under the Plan, less the number of shares theretofore issued under the Plan.

         3. Administration. The Board of Directors of the Bank shall appoint from among its members a Compensation Committee (the "Committee") consisting of at least three directors who are not employees of the Bank. The Committee shall have authority and responsibility to select officers or other key employees of the Bank who would respond to the stimulus of the appreciation in the value of the stock of the Bank subject to the options and who are in a position to cause major improvements in the growth and profitability of the Bank and thereby possibly increase in value of the Bank's common stock. The Committee shall assign performance targets for each person selected to participate in the Plan within designated time limitations, as well as the number of shares that may be purchased under each option in the event that the target is achieved within the appointed time. In any one calendar year, the Committee shall not grant options for more than 7,500 shares of the Bank's stock. The Committee shall also establish the option price of such shares in accordance with Paragraph 5 and any other terms and provisions which it deems necessary or advisable for administering the Plan. The Committee shall have complete authority to interpret all provisions of this Plan, to prescribe the form of agreements, to adopt, amend or rescind rules and regulations pertaining

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to the administration of the Plan, and to make all determinations necessary or advisable for the administration of the Plan. All expenses of administering the Plan shall be borne by the Bank. The decisions of the Committee shall be binding and conclusive for all purposes and upon all persons unless and except to the extent that the Board of Directors of the Bank shall have previously limited the scope of action of the Committee.

         4. Eligibility for Participation. The Committee may select from officers of the Bank (whether or not directors) and other key employees of the Bank those persons who shall be eligible to participate in the Plan.

         5. Grant of Options and Price. Each option granted under the Plan shall be evidenced by an agreement specifying the performance target and time period to achieve that target which is required in order to earn a right to exercise the option; it shall also specify the number of shares of stock that may be purchased upon exercise, and such other terms and conditions as the Committee shall determine. The price for the shares of stock to be issued upon the exercise of the option shall be at least 100% of the fair market value of the common stock on the date on which the grant is made, provided; however; that in the case of an incentive stock option granted to an individual who may own more than 10% of the total voting power of the Bank, the option price shall be at least 110% of the fair market value at the time of the grant of the option. Fair market value shall be determined by the Committee in its best judgment; provided, however, that in determining such fair market value the Committee shall comply with any rules or regulations that may be promulgated by the Internal Revenue Service for such determinations. The option price is subject to adjustment by the Committee in the event of an adjustment of shares as provided in Paragraph 8.

         6. Certain Required Provisions of Option Agreements. The following provisions, specified by Section 422 (b) of the Code, shall be included in all option agreements, in addition to other provisions required by the Committee:

                  a. The option shall not be exercisable after the expiration of ten (10) years from the date such option is granted; provided, however, the Committee may impose a shorter term for any participant, and shall require that any participant who owns more than 10% of the total voting power of the Bank shall not have an option exercisable after the expiration of five years from the date such option is granted.

                  b. The option shall be granted on or before the date of the annual meeting of stockholders of the Bank to be held in 2003.

                  c. The option price is not less than the fair market value of the stock at the time such option is granted.

                  d. The option shall not be transferable by any person to whom it is granted otherwise than by will or the laws of descent and distribution, and shall be exercisable during the participant's s lifetime only by him, or after his death, by his executor or administrator, only as hereinafter provided.

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         7. Exercise of Options. An option may be exercised in whole or in part upon the delivery to the Bank of written notice of exercise, in such form as the Committee may prescribe, accompanied by payment for the common stock in full. No participant shall sell stock of the Bank obtained through the exercise of an option within two years of the date of grant of the option or within one year after the date of exercise, whichever shall be later, unless the Bank shall be notified and shall consent. No participant shall, as a result of receiving an option, have any rights as a stockholder until the date such participant exercises the option. No option may be exercised unless the participant has achieved the performance objectives specified in the option agreement, within the time specified therein, and is then employed by the Bank and shall have been continuously employed by the Bank since the date of grant of the option, except as specified in this Paragraph 7. Any unexercised portion of any option shall automatically and without notice terminate and become null and void on the earlier to occur of the following:

                  a. The expiration of three months from the date of termination of the participant's employment with the Bank, except in the case of disability or death.

                  b. The expiration of six months following the death of the participant, if his death occurs during his employment with the Bank or during the three month period following the date of termination of such employment.

                  c. The expiration of twelve months from the date of termination of employment with the Bank solely resulting from the disability of the participant.

                  d. Immediately upon termination of the participant's employment with the Bank if the Committee determines that such termination is attributable to the participant's commission of a felony or misdemeanor or deliberate gross misconduct against the Bank.

                  e.     Such time as may be specified in the option agreement.

         Notwithstanding the foregoing, no option shall be exercisable after termination of employment unless the participant shall have during the time period in which his or her option is exercisable (a) refrained from becoming or serving as an officer, director or employee of a banking business in competition with the Bank in the trading area in which the Bank is operating, (b) made himself available, if requested by the Bank, to consult with and supply information to and otherwise cooperate with the Bank, and (c) refrain from engaging in deliberate actions which cause substantial harm to the interests of the bank, as determined by the Committee. If these conditions are not fulfilled, the participant shall forfeit all rights to any unexercised option as of the date of the breach of the condition.

        8. Adjustment Upon Change in Common Stock. If the Bank effects one or more stock dividends, stock splits, subdivisions, or consolidations of shares, or similar changes in capitalization, the maximum number of shares as to which the options may be granted annually or in the aggregate under the Plan shall be proportionately adjusted. The Committee shall

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likewise equitably adjust the terms of options previously granted. Any determination made under this article by the Committee shall be final and conclusive. No options shall be affected, however, by the issuance of shares of stock of the Bank for cash or other property, or upon conversion of securities convertible into the common stock of the Bank.

         9. Limitation. No employee eligible to participate herein shall be granted options to purchase stock which are exercisable during any one calendar year, to the extent that the fair market value of such shares (determined at the time of the grant of the option) exceeds $100,000. No employee shall be given the opportunity to exercise options granted hereunder with respect to shares valued in excess of $100,000 in any calendar year, except and to the extent that the options shall have accumulated over a period in excess of one year.

         10. Compliance with Applicable Law. No option shall be exercisable, no common stock shall be issued, no certificates for shares of common stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations, including, without limitation, securities laws and withholding tax requirements. This Plan shall further be construed so as to be in compliance with the granting of incentive stock options as defined in Section 422(b) of the Code. The Committee shall require such additional agreements, legends, and other statements as it may deem advisable in order to assure compliance with federal and state laws and regulations, including the Code.

         11. Amendment of the Plan. The Board of Directors of the Bank may, from time to time, amend or modify the Plan, including such amendments as may be required to conform to rules and regulations as may be promulgated by the Internal Revenue Service; provided, however, that, unless the stockholders of the Bank shall consent, no amendment shall be made which will (a) increase the total number of shares reserved for options under the Plan (except for adjustments as provided in Paragraph 8), (b) change the minimum option price hereinabove specified, (c) change any provision relating to eligibility of employees, or (d) extend the maximum period of exercise beyond the date specified.

         Rights and obligations under any option granted before an amendment or modification of the Plan shall not be altered or impaired without the consent of the person to whom the option was granted.

         12. Approval by Stockholders Required; Termination or Suspension of the Plan. The Plan shall not become effective until approved by the stockholders of the Bank. Thereafter, the Board of Directors may suspend or terminate the Plan at any time. The Plan shall, in all events, terminate the day after the annual meeting of stockholders of the Bank to be held in 2003. No options may be granted while the Plan is suspended or after it has been terminated. However, rights and obligations under any option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan without the consent of the person to whom such option was granted and the Committee's powers under the Plan shall continue in effect with respect to such outstanding options.

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         13. Construction  and Governing  Law. The Plan and options  granted thereunder shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia in accordance with such federal law as may be applicable.